Exhibit 4.16

EXECUTION VERSION

CO-LENDER AGREEMENT

Dated as of June 18, 2026

by and among

AREF 2 WH BC LLC,
(Initial Note A-1 Holder)

AREF 2 WH BC LLC
(Initial Note A-2 Holder),

AREF 2 WH BC LLC
(Initial Note A-3 Holder)

and

AREF 2 WH BC LLC
(Initial Note A-4 Holder)

 Westroads Mall

TABLE OF CONTENTS

Section 30.	Termination and Resignation of Agent	48
Section 31.	Resizing	49
Section 32.	Statement of Intent	50
Section 33.	Not a Security	50

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THIS CO-LENDER AGREEMENT (this “Agreement”), dated as of June 18, 2026, by and among AREF 2 WH BC LLC, a Delaware limited liability company (“Argentic” and together with its successors and assigns in interest, in its capacity as initial owner of the Note A-1, the “Initial Note A-1 Holder”, and in its capacity as the initial agent, the “Initial Agent”), AREF 2 WH BC LLC, a Delaware limited liability company (together with its successors and assigns in interest, in its capacity as initial owner of the Note A-2, the “Initial Note A-2 Holder”), AREF 2 WH BC LLC, a Delaware limited liability company (together with its successors and assigns in interest, in its capacity as initial owner of the Note A-3, the “Initial Note A-3 Holder”), and AREF 2 WH BC LLC, a Delaware limited liability company (together with its successors and assigns in interest, in its capacity as initial owner of the Note A-4, the “Initial Note A-4 Holder” and, together with the Initial Note A-1 Holder, the Initial Note A-2 Holder and the Initial Note A-3 Holder, the “Initial Note Holders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), Argentic Real Estate Finance 2 LLC (“Original Lender”) originated a certain loan described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) (the “Mortgage Loan”) to the mortgage loan borrower described on the Mortgage Loan Schedule (the “Mortgage Loan Borrower”), which was evidenced, inter alia, by one promissory note in the original principal amount of $67,000,000 (“Original Note”), made by the Mortgage Loan Borrower in favor of the Original Lender; and secured by one or more mortgages or deeds of trust (together, as amended, modified or supplemented, the “Mortgage”) on certain real property located as described in the Mortgage Loan Agreement (collectively, the “Mortgaged Property”);

WHEREAS, pursuant to (a) the Note Splitter Agreement, dated as of June 18, 2026, by and among Argentic (as successor in interest to the Original Lender), as lender, and the Mortgage Loan Borrower, as borrower, and (b) the First Amendment to Mortgage Loan Agreement and Omnibus Amendment and Reaffirmation of Loan Documents, dated as of June 18, 2026, by and among Argentic (as successor in interest to the Original Lender), as lender, the Mortgage Loan Borrower, as borrower, and the Mortgage Loan Guarantor (as defined below), as guarantor, the Original Note was split and severed into four promissory notes (as amended, modified or supplemented, the “Notes”), (i) one promissory note in the original principal amount of $40,000,000 (“Note A-1”), made by the Mortgage Loan Borrower in favor of Argentic, (ii) one promissory note in the original principal amount of $12,000,000 (“Note A-2”), made by the Mortgage Loan Borrower in favor of Argentic, (iii) one promissory note in the original principal amount of $9,000,000 (“Note A-3”), made by the Mortgage Loan Borrower in favor of Argentic and (iv) one promissory note in the original principal amount of $6,000,000 (“Note A-4”), made by the Mortgage Loan Borrower in favor of Argentic;

WHEREAS, the Initial Note A-1 Holder, the Initial Note A-2 Holder, the Initial Note A-3 Holder and the Initial Note A-4 Holder desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold Note A-1, Note A-2, Note A-3 and Note A-4, respectively;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                Definitions. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto by such term or other analogous term in the Lead Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Affiliate” shall have the meaning set forth in the Lead Servicing Agreement.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and, from and after the Lead Securitization Date, shall mean the Master Servicer.

“Agent Office” shall mean the designated office of the Agent, which office at the date of this Agreement is located at AREF 2 WH BC LLC, 31 West 27th Street, 12th Floor, New York, New York 10001, Attention: Michael Schulte, Facsimile number: (646) 560-1745, Email address: mschulte@argenticmgmt.com, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Note Holders.

“Agreement” shall mean this Co-Lender Agreement, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Approved Servicer” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Argentic” shall have the meaning assigned to such term in the preamble to this Agreement.

“Asset Representations Reviewer” shall mean the asset representations reviewer appointed as provided in the Lead Servicing Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Certificate Administrator” shall mean the certificate administrator appointed as provided in the Lead Servicing Agreement and any successor thereunder.

“CLO” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“CLO Asset Manager” with respect to any Securitization Vehicle which is a CLO, shall mean the entity which is responsible for managing or administering a Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of such Note).

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“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall mean “Collection Account” or other analogous term as defined in the Lead Servicing Agreement.

“Companion Distribution Account” shall mean “Companion Distribution Account,” “Whole Loan Custodial Account,” “Loan Combination Custodial Account” or other analogous term as defined in the Lead Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 14(d).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 14(d).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 14(d).

“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controls” have meanings correlative thereto.)

“Controlling Class Representative” shall have the meaning assigned to the term “Directing Certificateholder,” “Controlling Class Representative” or an analogous term in the Lead Servicing Agreement.

“Controlling Note Holder” shall mean the Note A-1 Holder; provided that at any time Note A-1 is included in the Lead Securitization, references to the “Controlling Note Holder” herein shall mean the Controlling Class Representative or such other person(s) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder” hereunder, as and to the extent provided in the Lead Servicing Agreement; provided that if at any time 50% or more of Note A-1 (or the class of securities issued in the Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, Note A-1 (or the class of securities issued in the Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) shall not be entitled to exercise any rights of the Controlling Note Holder and the Note A-2 Holder shall be the Controlling Note Holder unless 50% or more of Note A-2 (or the class of securities issued in the applicable Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower; and provided, further, that if at any time 50% or more of Note A-2 (or the class of securities issued in the applicable Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, Note A-2 (or the class of securities issued in the applicable Non-Lead Securitization designated as

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the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) shall not be entitled to exercise any rights of the Controlling Note Holder and the Note A-3 Holder shall be the Controlling Note Holder unless 50% or more of Note A-3 (or the class of securities issued in the applicable Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower; and provided, further, that if at any time 50% or more of Note A-3 (or the class of securities issued in the applicable Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, Note A-3 (or the class of securities issued in the applicable Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) shall not be entitled to exercise any rights of the Controlling Note Holder and the Note A-4 Holder shall be the Controlling Note Holder unless 50% or more of Note A-4 (or the class of securities issued in the applicable Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower; and provided, further, that if at any time 50% or more of Note A-4 (or the class of securities issued in the applicable Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, Note A-4 (or the class of securities issued in the applicable Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) shall not be entitled to exercise any rights of the Controlling Note Holder.

If 50% or more of each of Note A-1, Note A-2, Note A-3 and Note A-4 (or the class of securities issued in the Lead Securitization and each Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder”) is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, no person shall be entitled to exercise the rights of the Controlling Note Holder.

In addition, the Lead Servicing Agreement may contain additional limitations on the rights of such designated party entitled to exercise the rights of the “Controlling Note Holder” hereunder if such designated party is the Mortgage Loan Borrower or if it has certain relationships with the Mortgage Loan Borrower (which additional limitations shall, as and to the extent provided in the Lead Servicing Agreement, accordingly limit the rights of the designated party to exercise any rights hereunder).

“Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(a).

“Defaulted Mortgage Loan” shall mean “defaulted mortgage loan,” “defaulted loan” or other analogous term under the Lead Servicing Agreement.

“Depositor” shall mean the “depositor” under the Lead Servicing Agreement.

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“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Agreement.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-3 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-4 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note Holders” shall have the meaning assigned to such term in the preamble to this Agreement.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Interest Rate” shall mean the Interest Rate (as defined in the Mortgage Loan Documents).

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CLO, shall mean a trust vehicle or entity which holds any Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CLO.

“KBRA” shall mean Kroll Bond Rating Agency, LLC and its successors in interest.

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“Lead Securitization” shall mean the Note A-1 Securitization; provided that, if the Note A-2 Securitization, Note A-3 Securitization or the Note A-4 Securitization occurs prior to the Note A-1 Securitization Date, then the first to occur of the Note A-2 Securitization, the Note A-3 Securitization and the Note A-4 Securitization shall be the Lead Securitization until the Note A-1 Securitization Date, at which time the Note A-1 Securitization shall be the Lead Securitization.

“Lead Securitization Date” shall mean the closing date of the Lead Securitization.

“Lead Securitization Note” shall mean Note A-1; provided that, if the Note A-2 Securitization, the Note A-3 Securitization or the Note A-4 Securitization occurs prior to the Note A-1 Securitization Date, then the first of Note A-2, Note A-3 or Note A-4 to be included in a Securitization shall be the Lead Securitization Note until the Note A-1 Securitization Date, at which time Note A-1 shall be the Lead Securitization Note.

“Lead Securitization Note Holder” shall mean the holder of the Lead Securitization Note.

“Lead Securitization Subordinate Class Representative” shall mean the “Controlling Class Representative” or “Directing Certificateholder” as defined in the Lead Servicing Agreement or such other analogous term used in the Lead Servicing Agreement.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Lead Servicing Agreement” shall mean the pooling and servicing agreement to be entered into in connection with the Lead Securitization Note. The Servicing Standard in the Lead Servicing Agreement shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Note Holder.

“Major Decisions” shall have the meaning given to such term or any one or more analogous terms in the Lead Servicing Agreement; provided that at any time that no Note is included in the Lead Securitization “Major Decision” shall mean:

(i)                          any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any REO Property) of the ownership of the property or properties securing the Mortgage Loan if it comes into and continues in default;

(ii)                       any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan or any extension of the maturity date of the Mortgage Loan;

(iii)                    following a default or an event of default with respect to the Mortgage Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or

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initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan Documents;

(iv)                   any sale of the Mortgage Loan (when it is a Defaulted Mortgage Loan) or REO Property for less than the applicable Purchase Price (as defined in the Lead Servicing Agreement);

(v)                      any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the Lead Servicing Agreement) located at a Mortgaged Property or an REO Property;

(vi)                   any release of material collateral or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(vii)                any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the borrower;

(viii)             any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan Documents);

(ix)                    any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

(x)                       any property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager or franchise changes (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan Documents);

(xi)                     releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(xii)                 any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

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(xiii)             any determination of an Acceptable Insurance Default (as defined in the Lead Servicing Agreement);

(xiv)             any determination by the Master Servicer to transfer the Mortgage Loan to the Special Servicer under the circumstances described in paragraph (c) of the definition of “Specially Serviced Mortgage Loan” (as defined in the Lead Servicing Agreement); or

(xv)                any approval of a Major Lease (as defined in the Mortgage Loan Documents) to the extent lender’s approval is required by the Mortgage Loan Documents;.

“Master Servicer” shall mean the master servicer appointed as provided in the Lead Servicing Agreement.

“Monthly Payment Date” shall mean the Monthly Payment Date (as defined in the Mortgage Loan Documents).

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar DBRS” shall mean DBRS, Inc., and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of May 13, 2026, between the Mortgage Loan Borrower, as borrower, and Argentic (as successor in interest to the Original Lender), as lender, as the same may be further amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 13.

“Mortgage Loan Guarantor” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Schedule” shall have the meaning assigned to such term in the recitals.

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“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“New Notes” shall have the meaning assigned to such term in Section 31.

“Non-Controlling Note” shall mean Note A-2, Note A-3 and Note A-4, individually or collectively, as the context may require; provided that any such Note shall be excluded from this definition for so long as the related Note Holder is the Controlling Note Holder.

“Non-Controlling Note Holder” shall mean each holder of a Non-Controlling Note; provided that at any time any Non-Controlling Note is included in a Securitization, references to the “Non-Controlling Note Holder” herein shall mean the Non-Lead Securitization Subordinate Class Representative with respect to the related Non-Lead Securitization or any other party assigned the rights to exercise the rights of the “Non-Controlling Note Holder” hereunder, as and to the extent provided in the related Non-Lead Servicing Agreement and as to the identity of which the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) has been given written notice; provided that with respect to each Non-Controlling Note, if at any time 50% or more of such Non-Controlling Note is held by (or the majority “controlling class” holder or other party assigned the rights to exercise the rights of such “Non-Controlling Note Holder” (as described above) is) the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, such Note (and the majority “controlling class” holder or other party assigned the rights to exercise the rights of such “Non-Controlling Note Holder” as described above) shall not be entitled to exercise the rights of such Non-Controlling Note Holder and there shall be deemed to be no Non-Controlling Note Holder hereunder with respect to such Non-Controlling Note. The Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall not be required at any time to deal with more than one party exercising the rights of the “Non-Controlling Note Holder” herein or under the Lead Servicing Agreement and, (x) to the extent that the related Non-Lead Servicing Agreement assigns such rights to more than one party or (y) to the extent any Non-Controlling Note is split into two or more New Notes pursuant to Section 31, for purposes of this Agreement, the applicable Non-Lead Servicing Agreement or the holders of such New Notes shall designate one party to deal with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) and provide written notice of such designation to the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer acting on its behalf) (such party, the related “Non-Controlling Note Holder Representative”); provided that, in the absence of such designation and notice, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be entitled to treat the last party as to which it has received written notice as having been designated as the Non-Controlling Note Holder Representative, as the Non-Controlling Note Holder for all purposes of this Agreement.

Prior to Securitization of any Non-Lead Securitization Note (including any New Notes), all notices, reports, information or other deliverables required to be delivered to the applicable Non-Lead Securitization Note Holder or the Non-Controlling Note Holder pursuant to this Agreement or the Lead Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to the Non-Controlling Note Holder Representative (to the extent that the identity of the Non-Controlling Note Holder Representative is known) and, when so delivered to the Non-Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer

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acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Servicing Agreement. Following Securitization of any Non-Lead Securitization Note, all notices, reports, information or other deliverables required to be delivered to the applicable Non-Lead Securitization Note Holder or the Non-Controlling Note Holder pursuant to this Agreement or the Lead Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the Non-Lead Master Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the Non-Lead Servicing Agreement) and, when so delivered to the Non-Lead Master Servicer, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Servicing Agreement.

“Non-Controlling Note Holder Representative” shall have the meaning assigned to such term in the definition of “Non-Controlling Note Holder.” As of the date hereof and until further notice from the applicable Non-Lead Securitization Note Holder (or the applicable Non-Lead Master Servicer or another party acting on its behalf), the Initial Note A-2 Holder is the Non-Controlling Note Holder Representative.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Note Holders to make such payments free of any obligation or liability for withholding.

“Non-Lead Asset Representations Reviewer” shall mean the “asset representations reviewer” or other analogous term under the applicable Non-Lead Servicing Agreement.

“Non-Lead Certificate Administrator” shall mean the “certificate administrator” or other analogous term under the applicable Non-Lead Servicing Agreement.

“Non-Lead Depositor” shall mean the “depositor” or other analogous term under the applicable Non-Lead Servicing Agreement.

“Non-Lead Master Servicer” shall mean the “master servicer” or other analogous term under the applicable Non-Lead Servicing Agreement.

“Non-Lead Operating Advisor” shall mean the “trust advisor,” “operating advisor” or other analogous term under the applicable Non-Lead Servicing Agreement.

“Non-Lead Securitization” shall mean any Securitization of a Note in a Securitization Trust other than the Lead Securitization.

“Non-Lead Securitization Note” shall mean any Note other than the Lead Securitization Note.

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“Non-Lead Securitization Note Holder” shall mean the holder of a Non-Lead Securitization Note.

“Non-Lead Securitization Date” shall mean the closing date of the applicable Non-Lead Securitization.

“Non-Lead Securitization Subordinate Class Representative” shall mean the holders of the majority of the class of securities issued in the applicable Non-Lead Securitization designated as the “controlling class” pursuant to the related Non-Lead Servicing Agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in such Non-Lead Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder” is held by the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower, no person shall be entitled to exercise the rights of the Non-Lead Securitization Subordinate Class Representative.

“Non-Lead Securitization Trust” shall mean the Securitization Trust into which the applicable Non-Lead Securitization Note is deposited.

“Non-Lead Servicer” shall mean the Non-Lead Master Servicer or the Non-Lead Special Servicer, as the context may require.

“Non-Lead Servicing Agreement” shall mean the pooling and servicing agreement, trust and servicing agreement or other similar agreement to be entered into in connection with a Non-Lead Securitization.

“Non-Lead Special Servicer” shall mean the “special servicer” or other analogous term under the applicable Non-Lead Servicing Agreement.

“Non-Lead Trustee” shall mean the “trustee” or other analogous term under the applicable Non-Lead Servicing Agreement.

“Nonrecoverable Servicing Advance” shall have the meaning given thereto in the Lead Servicing Agreement.

“Note A-1” shall have the meaning assigned to such term in the recitals.

“Note A-1 Holder” shall mean the Initial Note A-1 Holder or any subsequent holder of Note A-1, as applicable.

“Note A-1 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-1 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-1 Securitization” shall mean the sale by the Note A-1 Holder of all or any portion of the Note A-1 to a depositor or similar person, who will in turn include such portion of Note A-1 as part of the securitization of one or more mortgage loans.

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“Note A-1 Securitization Date” shall mean the effective date on which the Securitization of Note A-1 is consummated.

“Note A-2” shall have the meaning assigned to such term in the recitals.

“Note A-2 Holder” shall mean the Initial Note A-2 Holder or any subsequent holder of Note A-2, as applicable.

“Note A-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-2 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-2 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-2 Securitization” shall mean the sale by the Note A-2 Holder of all or any portion of the Note A-2 to a depositor, who will in turn include such portion of Note A-2 as part of the securitization of one or more mortgage loans.

“Note A-2 Securitization Date” shall mean the effective date on which the Securitization of Note A-2 is consummated.

“Note A-3” shall have the meaning assigned to such term in the recitals.

“Note A-3 Holder” shall mean the Initial Note A-3 Holder or any subsequent holder of Note A-3, as applicable.

“Note A-3 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-3 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-3 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-3 Securitization” shall mean the sale by the Note A-3 Holder of all or any portion of the Note A-3 to a depositor, who will in turn include such portion of Note A-3 as part of the securitization of one or more mortgage loans.

“Note A-3 Securitization Date” shall mean the effective date on which the Securitization of Note A-3 is consummated.

“Note A-4” shall have the meaning assigned to such term in the recitals.

“Note A-4 Holder” shall mean the Initial Note A-4 Holder or any subsequent holder of Note A-4, as applicable.

“Note A-4 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the Initial Note A-4 Principal Balance set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-4 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

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“Note A-4 Securitization” shall mean the sale by the Note A-4 Holder of all or any portion of the Note A-4 to a depositor, who will in turn include such portion of Note A-4 as part of the securitization of one or more mortgage loans.

“Note A-4 Securitization Date” shall mean the effective date on which the Securitization of Note A-4 is consummated.

“Note Holders” shall mean collectively, the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder and the Note A-4 Holder.

“Note Pledgee” shall have the meaning assigned to such term in Section 14(c).

“Note Register” shall have the meaning assigned to such term in Section 15.

“Notes” shall mean, collectively, Note A-1, Note A-2, Note A-3 and Note A-4.

“Operating Advisor” shall mean the “trust advisor,” “operating advisor” or other analogous term under the Lead Servicing Agreement.

“P&I Advance” shall mean an advance made by (a) a party to the Lead Servicing Agreement in respect of a delinquent monthly debt service payment on the Lead Securitization Note or (b) a party to a Non-Lead Servicing Agreement in respect of a delinquent monthly debt service payment on the applicable Non-Lead Securitization Note.

“Percentage Interest” shall mean, (a) with respect to the Note A-1 Holder, a fraction, expressed as a percentage, the numerator of which is the Note A-1 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance and the Note A-4 Principal Balance, (b) with respect to the Note A-2 Holder, a fraction, expressed as a percentage, the numerator of which is the Note A-2 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance and the Note A-4 Principal Balance, (c) with respect to the Note A-3 Holder, a fraction, expressed as a percentage, the numerator of which is the Note A-3 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance and the Note A-4 Principal Balance, and (d) with respect to the Note A-4 Holder, a fraction, expressed as a percentage, the numerator of which is the Note A-4 Principal Balance and the denominator of which is the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance and the Note A-4 Principal Balance.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Pledge” shall have the meaning assigned to such term in Section 14(c).

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“Pro Rata and Pari Passu Basis” shall mean with respect to the Notes and the Note Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount between such Notes or such Note Holders, as the case may be, without any priority of any such Note or any such Note Holder over another such Note or Note Holder, as the case may be, and in any event such that each Note or Note Holder, as the case may be, is allocated its respective Percentage Interest of such particular payment, collection, cost, expense, liability or other amount.

“Qualified Institutional Lender” shall mean each of the Initial Note Holders (and any Affiliates and subsidiaries of such entity) and any other U.S. Person that is:

(a)               an entity Controlled (as defined herein) by, under common Control with or that Controls any of the Initial Note Holders, or

(b)               the trustee on behalf of the trust certificates issued pursuant to a master trust agreement involving a CLO comprised of, or other securitization vehicle involving, assets deposited or transferred by a Note Holder and/or one or more Affiliates (whether with assets from others or not), provided that the securities issued in connection with such CLO or other securitization vehicle are rated by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with the Lead Securitization, or

(c)               one or more of the following:

(i)                          an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)                    an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)                    a Qualified Trustee in connection with (a) any securitization of, (b) the creation of collateralized loan obligations or collateralized debt obligations (each, a “CLO”) secured by, or (c) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with a Securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of such Note or any interest therein to such Securitization Vehicle); (2) in the case of a Securitization Vehicle that is not a CLO, the special servicer of such Securitization Vehicle (x) has a Required Special Servicer Rating, (y) is LNR

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Partners, LLC or (z) is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CLO, the CLO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CLO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)                   an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) any Initial Note Holder, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)                      an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (c)(i), (ii), (iv)(B) or (v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(d)               any entity Controlled by any of the entities described in clause (c)(i), (ii) and (iv)(B) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

“Qualified Trustee” shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured

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debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean Fitch, KBRA, Moody’s, Morningstar DBRS and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by any Note Holder to rate the securities issued in connection with the Securitization of the related Note; provided, however, that, at any time during which any Note is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged from time to time to rate the securities issued in connection with the Securitizations of the Notes.

“Rating Agency Confirmation” shall mean prior to a Securitization with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or other acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from each Rating Agency with respect to such matter and after a Securitization, the meaning given thereto or any analogous term in the Lead Servicing Agreement or Non-Lead Servicing Agreement, as applicable, including any deemed Rating Agency Confirmation.

For the purposes of this Agreement, if any Rating Agency (1) waives, declines or refuses, in writing, to review or otherwise engage any request for a confirmation hereunder from such Rating Agency that a proposed action will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization, or (2) does not reply to such request or responds in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation and the related timing, notice and other applicable provisions set forth in the Lead Servicing Agreement and each Non-Lead Servicing Agreement, as applicable, have been satisfied, then for such request only, the condition that such confirmation by such Rating Agency (only) be obtained shall be deemed not to apply for purposes of this Agreement. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for such confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for such Rating Agency Confirmation hereunder and the condition for such Rating Agency Confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

“Redirection Notice” shall have the meaning assigned to such term in Section 14(c).

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and

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Exchange Commission or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

“REMIC” shall have the meaning assigned to such term in Section 5(e).

“Required Special Servicer Rating” (1) at any time that the Lead Securitization Note is included in the Lead Securitization, shall have the meaning assigned to such term or any analogous term in the Lead Servicing Agreement, and (2) at any other time, shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans as the sole or material factor, (iv) in the case of Morningstar DBRS, the applicable replacement has a special servicer ranking of at least “MOR CS3” by Morningstar DBRS and (v) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“S&P” shall mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and its successors in interest.

“Securitization” shall mean one or more sales by a Note Holder of all or a portion of such Note to a depositor or a similar person, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean, with respect to a Securitization, the effective date on which such Securitization is consummated.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which any Note is held.

“Securitization Vehicle” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicer Termination Event” shall have the meaning assigned to such term or such analogous term in the Lead Servicing Agreement or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Servicing Agreement, any analogous concept under the servicing agreement pursuant to which the Mortgage Loan is being serviced in accordance with the terms of this Agreement.

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“Servicing Advance” shall mean “Servicing Advance” or other analogous term as defined in the Lead Servicing Agreement.

“Special Servicer” shall mean the special servicer appointed as provided in the Lead Servicing Agreement and this Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Transfer” shall have the meaning assigned to such term in Section 14.

“Trustee” shall mean the trustee or its successor-in-interest, or any successor Trustee appointed as provided in the Lead Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person).

Section 2.                Servicing of the Mortgage Loan.

(a)               Until the Lead Securitization Date, Note A-1, Note A-2, Note A-3 and Note A-4 shall be serviced in accordance with the terms of this Agreement and under an interim servicing arrangement as directed by the Note A-1 Holder. Notwithstanding anything to the contrary herein, prior to the Lead Securitization Date, the Controlling Note Holder shall consult with each Non-Controlling Note Holder prior to implementing any Major Decision with respect to the Mortgage Loan. In the event of any conflict between the terms of this Agreement and any of the interim servicing arrangements, this Agreement shall control.

(b)               Each Note Holder acknowledges and agrees that, subject in each case to this Agreement, the Mortgage Loan shall be serviced from and after the Lead Securitization Date pursuant to the Lead Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of any Note other than the Lead Securitization Note if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of this Agreement and the terms of the Lead Servicing Agreement including any provisions governing the determination of non-recoverability. Each Note Holder acknowledges that each other Note Holder may elect, in its sole discretion, to include its Note in a Securitization and agrees that it will, subject to Section 26, reasonably cooperate with such other Note Holder, at such other Note Holder’s

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expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Note Holder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, Operating Advisor, Certificate Administrator, the Asset Representations Reviewer and the Trustee under the Lead Servicing Agreement by the Depositor and the appointment of the initial Special Servicer by the Controlling Note Holder as may be replaced pursuant to the terms of the Lead Servicing Agreement and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Lead Servicing Agreement. Each Note Holder hereby irrevocably appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Note Holder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Lead Servicing Agreement (subject at all times to the rights of the Note Holder set forth herein and in the Lead Servicing Agreement). In no event shall the Lead Servicing Agreement require the Servicer to enforce the rights of any Note Holder against any other Note Holder or limit the Servicer in enforcing the rights of one Note Holder against any other Note Holder; however, this statement shall not be construed to otherwise limit the rights of one Note Holder with respect to any other Note Holder. Each Servicer shall be required pursuant to the Lead Servicing Agreement to service the Mortgage Loan in accordance with the Servicing Standard, the terms of the Mortgage Loan Documents, the Lead Servicing Agreement and applicable law, each Servicer shall provide information to each Non-Lead Servicer under a Non-Lead Servicing Agreement to enable each such Non-Lead Servicer to perform its servicing duties under the applicable Non-Lead Servicing Agreement and each Servicer shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

If, at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Servicing Agreement, the Note Holders agree to cause the Mortgage Loan to be serviced by one or more servicers, each of which has been agreed upon by the Note Holders, pursuant to a servicing agreement that has servicing terms substantially similar to the Lead Servicing Agreement (including, without limitation, all applicable provisions relating to delivery of information and reports necessary for any Non-Lead Securitization to comply with any applicable reporting requirements under the Securities Exchange Act of 1934, as amended) and all references herein to the “Lead Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that (1) if (x) the servicer(s) to be appointed under such replacement servicing agreement would not otherwise meet the conditions to be a servicer under the Lead Servicing Agreement that is being replaced or (y) if a Non-Lead Securitization Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency for each Securitization then outstanding with respect to which certificates thereof are then rated by such Rating Agency; provided, further, however, that until a replacement servicing agreement has been entered into, the Lead Securitization Note Holder shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Lead Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan, by the Servicer in the Lead Securitization or by any Person appointed by the Lead Securitization Note Holder that is a qualified servicer meeting the requirements of the Lead Servicing Agreement and meeting the Required Special Servicer Rating (to the extent such servicer is performing special servicing functions).

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The Lead Securitization Note Holder agrees that, if any Lead Securitization Note is included in a Securitization, the related Lead Securitization Note Holder shall cause the applicable Lead Securitization Servicing Agreement to contain a provision that requires any Lead Certificate Administrator to deliver to each Non-Lead Trustee, each Non-Lead Certificate Administrator, each Non-Lead Special Servicer, each Non-Lead Master Servicer, each Non-Lead Operating Advisor and each Non-Lead Asset Representations Reviewer, as applicable, promptly following the Securitization of any Lead Securitization Note, notice of the deposit of Lead Securitization Note into a Securitization Trust (which notice shall also provide contact information for the related Trustee, the related Certificate Administrator, the related Master Servicer, the related Special Servicer, the related Operating Advisor, the related Asset Representations Reviewer, accompanied by a copy of the executed Lead Securitization Servicing Agreement).

(c)               The Master Servicer shall be the master servicer on the Mortgage Loan, and from time to time it (or the Trustee or Special Servicer, to the extent provided in the Lead Servicing Agreement) (i) shall be required to (and the Special Servicer may, under certain circumstances as provided in the Lead Servicing Agreement) make Servicing Advances with respect to the Mortgage Loan, subject to the terms of the Lead Servicing Agreement and this Agreement, and (ii) may be required to make P&I Advances on the Lead Securitization Note, if and to the extent provided in the Lead Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement for a Servicing Advance, first from funds on deposit in the Collection Account or Companion Distribution Account for the Mortgage Loan that (in any case) represent amounts received on or in respect of the Mortgage Loan, and then, in the case of Nonrecoverable Servicing Advances, if such funds on deposit in the Collection Account or Companion Distribution Account are insufficient, from general collections of the Lead Securitization as provided in the Lead Servicing Agreement and from general collections of a Non-Lead Securitization as provided below. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement for Advance Interest Amounts on a Servicing Advance or a Nonrecoverable Servicing Advance, in the manner and from the sources provided in the Lead Servicing Agreement, including from general collections of the Lead Securitization and, in the case of Servicing Advances or Advance Interest Amount on a Servicing Advance, from general collections of a Non-Lead Securitization as provided below. To the extent the Master Servicer, the Special Servicer or the Trustee, as applicable, obtains funds from general collections of the Lead Securitization as a reimbursement for a Nonrecoverable Servicing Advance or any Advance Interest Amounts on a Servicing Advance or a Nonrecoverable Servicing Advance, each Non-Lead Securitization Note Holder (including from general collections or any other amounts from any Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer, reimburse the Lead Securitization for its pro rata share of such Nonrecoverable Servicing Advance or Advance Interest Amounts.

In addition, each Non-Lead Securitization Note Holder (including, but not limited to, any Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Lead Securitization for such Non-Lead Securitization Note Holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or

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the Depositor, as applicable, is entitled to be reimbursed pursuant to the Lead Servicing Agreement and any costs, fees and expenses related to obtaining any Rating Agency Confirmation, to the extent amounts on deposit in the Collection Account or Companion Distribution Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts and to the extent that funds from general collections in the Lead Securitization are applied towards the Lead Securitization Note Holder’s pro rata share of the insufficiency. Each Non-Lead Securitization Note Holder agrees to indemnify (i) (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of Lead Servicing Agreement) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Servicing Agreement in respect of other mortgage loans) and (ii) the Lead Securitization Trust (such parties in clause (i) and the Lead Securitization Trust, collectively, the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Lead Servicing Agreement (collectively, the “Indemnified Items”) to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Collection Account or Companion Distribution Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the related Non-Lead Securitization Note Holder shall be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse each of the applicable Indemnified Parties for its pro rata share of the insufficiency, (including, if a Non-Lead Securitization Note has been included in a Securitization, from general collections or any other amounts from such Non-Lead Securitization Trust).

Any Non-Lead Master Servicer may be required to make P&I Advances on the respective Non-Lead Securitization Note, from time to time, subject to the terms of the related Non-Lead Servicing Agreement, the Lead Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Note based on the information that they have on hand and in accordance with the Lead Servicing Agreement. Any Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee, as applicable, shall be entitled to make its own recoverability determination with respect to a P&I Advance to be made on the related Non-Lead Securitization Note based on the information that they have on hand and in accordance with the applicable Non-Lead Servicing Agreement. The Master Servicer and the Trustee, as applicable, and any Non-Lead Master Servicer or the Non-Lead Trustee, as applicable, shall be required to notify the other of the amount of its P&I Advance within two business days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note) or a Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee, as applicable (with respect to a Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a

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proposed Servicing Advance would be non-recoverable or an outstanding Servicing Advance is or would be non-recoverable, then the Master Servicer or the Trustee (as provided in the Lead Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or such Non-Lead Master Servicer or Non-Lead Trustee (as provided in the related Non-Lead Servicing Agreement, in the case of the a determination of non-recoverability by a Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or the related Non-Lead Master Servicer and Non-Lead Trustee, as the case may be, of such other Securitization within two business days of making such determination. Each of the Master Servicer, the Trustee, any Non-Lead Master Servicer and any Non-Lead Trustee, as applicable, shall only be entitled to reimbursement for a P&I Advance and advance interest thereon that becomes non-recoverable, first from the Collection Account or Companion Distribution Account from amounts allocable to the Note for which such P&I Advance was made, and then, if funds are insufficient, (i) in the case of the Lead Securitization Note, from general collections of the Lead Securitization Trust, pursuant to the terms of the Lead Servicing Agreement and (ii) in the case of a Non-Lead Securitization Note, from general collections of the related Securitization Trust, as and to the extent provided in the related Non-Lead Servicing Agreement.

(d)               Each Non-Lead Securitization Note Holder agrees that, if the Non-Lead Securitization Note is included in a Securitization, it shall cause the applicable Non-Lead Servicing Agreement to contain provisions to the effect that:

(i)                                each Non-Lead Securitization Note Holder shall be responsible for its pro rata share of any Servicing Advances (and advance interest thereon) and any additional trust fund expenses, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid special servicing fees, liquidation fees and workout fees relating to the Notes, and that in the event that the funds received with respect to each respective Note are insufficient to cover such Servicing Advances or additional trust fund expenses, (A) the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under such Non-Lead Servicing Agreement for the Non-Lead Securitization Note Holder’s pro rata share of any such Nonrecoverable Servicing Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Lead Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee, as applicable, may do so, and the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under such Non-Lead Servicing Agreement for the applicable Non-Lead Securitization Note Holder’s pro rata share of any such

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Nonrecoverable Servicing Advances (together with advance interest thereon) and/or additional trust fund expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)                             each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Lead Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any additional trust fund expenses with respect to the Mortgage Loan) by any Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Collection Account or Companion Distribution Account that are allocated to a Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the related Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for its pro rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under such Non-Lead Servicing Agreement; provided, however, that the Non-Lead Servicing Agreements may include limitations and conditions on the payment or reimbursement of Indemnified Items to the Operating Advisor (including limitations and conditions with respect to the timing of such payments or reimbursements and the sources of funds for such payments or reimbursements);

(iii)                          each Non-Lead Master Servicer, the Non-Lead Trustee or the certificate administrator under the Non-Lead Servicing Agreement will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer, the Operating Advisor and the Asset Representations Reviewer (i) promptly following Securitization of the related Non-Lead Securitization Note, notice of the deposit of the Non-Lead Securitization Note into a Securitization Trust (which notice shall also provide contact information for the trustee, the certificate administrator, the Non-Lead Master Servicer, the Non-Lead Special Servicer and the party designated to exercise the rights of the “Non-Controlling Note Holder” under this Agreement, including the Controlling Class Representative under the Non-Lead Servicing Agreement), accompanied by a certified copy of the executed Non-Lead Servicing Agreement and (ii) notice of any subsequent change in the identity of the Non-Lead Master Servicer or the party designated to exercise the rights of the “Non-Controlling Note Holder” under this Agreement (together with the relevant contact information);

(iv)                         any matter affecting the servicing and administration of the Mortgage Loan that requires delivery of a Rating Agency Confirmation pursuant to the Lead Servicing Agreement shall also require delivery of a Rating Agency Confirmation under any Non-Lead Servicing Agreement;

(v)                            the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third-party beneficiaries of the foregoing provisions; and

(vi)                         in the event of a proposed replacement of the Special Servicer, each Non-Lead Trustee shall use commercially reasonable efforts to prepare and file on behalf of the

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related Non-Lead Securitization Trust a Form 8-K relating to such replacement that complies with the Exchange Act on the same day that a Form 8-K relating to such replacement is filed on behalf of the Lead Securitization; provided that the Non-Lead Depositors and a responsible officer of each Non-Lead Trustee has received notice of such proposed replacement (including any disclosure or other information required to be included in such Form 8-K as well as the requirement and timing for filing such Form 8-K) at least 5 Business Days prior to such filing date. The Lead Securitization Note Holder (including, as the context requires, the Depositor, Master Servicer, Special Servicer, Trustee or controlling class representative (or analogous term) relating to the related Lead Securitization Trust, on behalf of such Lead Securitization Note Holder) shall be a third-party beneficiary of the foregoing provision.

(e)               The Lead Securitization Note Holder agrees that it shall cause the Lead Servicing Agreement to contain provisions to the effect that (and to the extent such provisions are not included in the Lead Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)                            compensating interest payments as defined therein with respect to the Notes will be allocated by the Master Servicer between the Notes, pro rata, in accordance with their respective principal amounts. The Master Servicer shall remit any compensating interest payment in respect of the Non-Lead Securitization Notes to the applicable Non-Lead Securitization Note Holder;

(ii)                        the Master Servicer shall remit all payments received with respect to any Non-Lead Securitization Note, net of the servicing fees payable to the Master Servicer and Special Servicer with respect to such Non-Lead Securitization Note, and any other applicable fees and reimbursements payable to the Master Servicer, the Special Servicer and the Trustee, to the Non-Lead Securitization Note Holder on or prior to the earlier of (A) the Master Servicer Remittance Date or (B) the “determination date” (or other analogous term) under the applicable Non-Lead Servicing Agreement, provided, that, in each case as long as the date on which remittance is required under this clause (ii) is at least one business day after the scheduled monthly payment date under the Mortgage Loan Agreement, provided, that after the Securitization of the Lead Securitization Note, any late collections received by the Master Servicer after the related due date under the Mortgage Loan shall be remitted by the Master Servicer in accordance with the Lead Servicing Agreement;

(iii)                     with respect to any Non-Lead Securitization Note, if it is held by a Securitization, the Master Servicer agrees to deliver or cause to be delivered to any Non-Lead Master Servicer all reports required to be delivered by the Master Servicer to the Trustee or Certificate Administrator under the Lead Servicing Agreement (which shall include all loan-level reports constituting the CREFC Investor Reporting Package® (IRP)) pursuant to the terms of the Lead Servicing Agreement to the extent related to the Mortgage Loan, the Mortgaged Property, the Non-Lead Securitization Note, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee on or prior to the earlier of (A) the Master Servicer Remittance Date or (B) the “determination date” (or other analogous term) under the applicable Non-Lead Servicing Agreement, in each case so long

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as the date on which delivery is required under this clause (iii) is at least one business day after the scheduled monthly payment date under the Mortgage Loan Agreement;

(iv)                      in connection with (x) any amendment of the Lead Servicing Agreement, a party to such Lead Servicing Agreement shall provide a copy of the executed amendment to any Non-Lead Depositor and the certificate administrator under any Non-Lead Servicing Agreement (which may be by email) in order for such Non-Lead Securitization Note Holder and the Non-Lead Depositor to timely comply with their obligations under the Exchange Act, and (y) the termination, resignation and/or replacement of the Master Servicer or the Special Servicer, the related replacement Master Servicer or Special Servicer, as applicable, shall provide all disclosure about itself that is required to be included in Form 8-K no later than the date of effectiveness thereof;

(v)                        the Non-Lead Securitization Note Holder shall be a third-party beneficiary to the Lead Servicing Agreement in respect of the rights afforded it thereunder to the extent such rights affect the Non-Lead Securitization Note or the Non-Lead Securitization Note Holder;

(vi)                      the Lead Servicing Agreement shall not be amended in any manner that materially and adversely (or words of similar import) affects the Non-Lead Securitization Note Holder without the consent of such party;

(vii)                  Servicer Termination Events include customary market termination events with respect to failure to make advances, failure to remit payments to any Non-Lead Securitization Note Holder as required, failure to deliver (or cause to be delivered) materials or notices required in order for any Non-Lead Securitization Note Holder and Non-Lead Depositor to timely comply with their obligations under the Exchange Act, and Rating Agency triggers with respect to the securities issued pursuant to any Non-Lead Securitization, subject to customary grace periods (provided, in the case of failures related to the Exchange Act, such grace periods do not materially and adversely affect the Non-Lead Depositor);

(viii)                if the Mortgage Loan becomes the subject of an “asset review” (or such analogous term defined in the Non-Lead Servicing Agreement) pursuant to any Non-Lead Servicing Agreement, the applicable parties to the Lead Servicing Agreement shall reasonably cooperate with the applicable Non-Lead Asset Representations Reviewer in connection with such asset review (or a substantially similar provision), including with respect to providing access to related underlying documents, to the extent the Non-Lead Asset Representations Reviewer has not obtained such documents from the Note Holder that sold the Non-Lead Securitization Note into the Non-Lead Securitization and such documents are in the possession of the applicable party to the Lead Servicing Agreement;

(ix)                       each party to the Lead Servicing Agreement shall deliver (and shall cause any sub-servicer or any servicing function participant engaged by such party to deliver (or, in the case of a sub-servicer that the related mortgage loan seller requires the Master Servicer to engage, a party to the Lead Servicing Agreement shall use commercially reasonable efforts to cause each party engaged by a party to the Lead Servicing Agreement

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to deliver)) (x) all materials and notices required in order for any Non-Lead Securitization Note Holder and the Non-Lead Depositor to comply with (1) their obligations under the Exchange Act (including any required 10-D, 8-K and 10-K reporting) and (2) any applicable comment letter from the Securities and Exchange Commission or their obligations in connection with a “deficient Exchange Act deliverable” (or such analogous term defined in the Non-Lead Servicing Agreement) and (y) with respect to the “Sarbanes-Oxley certification” (or such analogous term defined in the Non-Lead Servicing Agreement) concerning the Non-Lead Securitization Trust to be submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, the applicable certification to each Person who signs such “Sarbanes-Oxley certification” concerning the Non-Lead Securitization Trust;

(x)                          each Non-Lead Securitization Trust (or the applicable parties to the Non-Lead Servicing Agreement) shall be entitled to indemnification pursuant to industry standard indemnification provisions customary for securitizations similar to the Non-Lead Securitization for the failure of the applicable parties to the Lead Servicing Agreement to timely deliver (or cause to be timely delivered) the materials or information required pursuant to clause (ix) above; and

(xi)                       subject to various adjustments and caps provided for in the Lead Servicing Agreement, primary servicing, special servicing, workout and liquidation fees (and, in any event, the fees at which such compensation accrue or are determined shall not exceed 0.0025%, 0.25%, 1.0% and 1.0%, respectively).

(f)                Each Non-Lead Securitization Note Holder shall give each of the parties to the Lead Servicing Agreement (that will not also be a party to the Non-Lead Servicing Agreement) notice of the Non-Lead Securitization in writing (which may be by e-mail) prior to or promptly following the Non-Lead Securitization Date. Such notice shall contain contact information for each of the parties to the Non-Lead Servicing Agreement. In addition, after the Non-Lead Securitization Date, the Non-Lead Securitization Note Holder shall send a copy of the Non-Lead Servicing Agreement to each of the parties to the Lead Servicing Agreement.

(g)               Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Servicer pursuant to the terms hereof shall be performed by the Master Servicer or the Special Servicer, as applicable, as set forth in the Lead Servicing Agreement.

Section 3.                Priority of Payments. Each Note shall be of equal priority, and no portion of any Note shall have priority or preference over any portion of any other Note or security therefor. All amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan, Condemnation Proceeds, or Insurance Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the

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Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of property protection expenses or Servicing Advances then due and payable or reimbursable to the Trustee or any Servicer under the Lead Servicing Agreement and (y) all amounts that are then due, payable or reimbursable (except for (i) any reimbursements of P&I Advances (and interest thereon) made with respect to the Notes, which may only be reimbursed out of payments and collections allocable to such Note, (ii) any servicing fees due to the Master Servicer in excess of any Non-Lead Securitization Note’s pro rata share of that portion of such servicing fees calculated at the servicing fee rate applicable to the Mortgage Loan as set forth in the Lead Servicing Agreement) to any Servicer (or the Trustee as successor to the Servicer), with respect to the Mortgage Loan pursuant to the Lead Servicing Agreement (including without limitation, any additional trust fund expenses relating to the Mortgage Loan and any special servicing fees, liquidation fees, workout fees, Penalty Charges (to the extent provided in the immediately following paragraph), amounts paid by the Mortgage Loan Borrower in respect of modification fees or assumption fees and any other additional compensation payable pursuant to the Lead Servicing Agreement), shall be applied by the Lead Securitization Note Holder (or its designee) to the Notes on a Pro Rata and Pari Passu Basis.

For clarification purposes, Penalty Charges (as defined in the Lead Servicing Agreement) paid on each Note shall first, be used to reduce, on a pro rata basis, the amounts payable on each Note by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the Lead Servicing Agreement, second, be used to reduce the respective amounts payable on each Note by the amount necessary to pay the Master Servicer, Trustee, Non-Lead Master Servicer or Non-Lead Trustee for any interest accrued on any P&I Advance made with respect to such Note by such party (if and as specified in the Lead Servicing Agreement or a Non-Lead Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each Note by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Lead Servicing Agreement) and finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Lead Securitization Note, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Servicing Agreement and (ii)  in the case of the remaining amount of Penalty Charges allocable to the Non-Lead Securitization Note, be paid, (x) prior to the securitization of the Lead Securitization Note, to the Non-Lead Securitization Note Holder and (y) following the securitization of the Lead Securitization Note, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Servicing Agreement.

Notwithstanding anything to the contrary herein, to the extent required under the REMIC Provisions of the Code, payments or proceeds received with respect to any partial release of the Mortgaged Property (including following a condemnation) from the lien of the applicable Mortgage and Mortgage Loan Documents must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC Provisions if, immediately following such release, the loan-to value ratio of the Mortgage Loan exceeds 125% (based solely on real property and excluding any personal property and going concern value).

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Any proceeds received from the sale of the primary servicing rights with respect to the Mortgage Loan shall be remitted, promptly upon receipt thereof, to the Note Holders on a Pro Rata and Pari Passu Basis. Any proceeds received by any Note Holder from the sale of master servicing rights with respect to its Note shall be for its own account. Any Note Holder that receives proceeds from the sale of the primary servicing rights with respect to the Mortgage Loan shall remit to the other Note Holders, promptly upon receipt thereof, such amounts as are required such that each Note Holder receives its pro rata share of such proceeds on a Pro Rata and Pari Passu Basis.

Section 4.                Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Lead Servicing Agreement, and the obligation to act in accordance with the Servicing Standard, if the Lead Securitization Note Holder, or any Servicer, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate is reduced, (iii) payments of interest or principal on any Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, such modification shall not alter, and any modification of the Mortgage Loan Documents shall be structured to preserve, the equal priorities of each Note as described in Section 3.

Section 5.                Administration of the Mortgage Loan.

(a)               Subject to this Agreement (including but not limited to Section 5(c)) and the Lead Servicing Agreement and subject to the rights and consents, where required, of the Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy, and the Non-Lead Securitization Note Holders shall have no voting, consent or other rights whatsoever except as explicitly set forth herein with respect to the Lead Securitization Note Holder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Lead Servicing Agreement, each Non-Lead Securitization Note Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) the rights, if any, that such Note Holder has to, (i) call or cause the Lead Securitization Note Holder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Note Holder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall not have any fiduciary duty to any Non-Lead Securitization Note Holder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Note Holder from the obligation to make any disbursement of funds as set

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forth herein or its obligation to follow the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or any liability for failure to do so). Upon the Mortgage Loan becoming a Defaulted Mortgage Loan, each Non-Lead Securitization Note Holder hereby acknowledges the right and obligation of the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder) to sell the Notes as notes evidencing one whole loan in accordance with the terms of the Lead Servicing Agreement. In connection with any such sale, the Special Servicer shall sell the Notes together as notes evidencing one whole loan and shall require that all offers be submitted to the Trustee in writing. Whether any cash offer constitutes a fair price for the Mortgage Loan shall be determined by the Special Servicer (unless the offeror is an Interested Person, in which case the Trustee shall make such determination); provided, that no offer from an Interested Person shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two bona fide other offers are received from independent third parties. In determining whether any offer received represents a fair price for the Mortgage Loan, the Trustee or the Special Servicer, as applicable, shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with the Lead Servicing Agreement within the preceding nine (9)-month period or, in the absence of any such Appraisal, on a new Appraisal. The Trustee shall select the appraiser conducting any such new Appraisal. In determining whether any such offer constitutes a fair price for the Mortgage Loan, the Trustee or the Special Servicer, as applicable, shall instruct the appraiser to take into account (in addition to the results of any Appraisal or updated Appraisal that it may have obtained pursuant to the Lead Servicing Agreement), as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property and the state of the local economy. The Trustee may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters with at least five (5) years’ experience in valuing or investing in loans similar to the Mortgage Loan that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for the Mortgage Loan, and that has been retained by the Trustee at the expense of the Holders in connection with making such determination.

Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder) shall not be permitted to sell the Mortgage Loan if it becomes a Defaulted Mortgage Loan without the written consent of each Non-Controlling Note Holder (provided that such consent is not required if the Non-Controlling Note Holder is the Mortgage Loan Borrower or an affiliate of the Mortgage Loan Borrower) unless the Special Servicer has delivered to the Non-Controlling Note Holders: (a) at least 15 Business Days’ prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Mortgage Loan, and any documents in the Servicing File reasonably requested by the Non-Controlling Note Holder that are material to the price of the Mortgage Loan and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the Lead Securitization Subordinate Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Servicer in connection with the proposed sale; provided, that such Non-Controlling Note Holder may waive any of the delivery or timing

29

requirements set forth in this sentence. Subject to the terms of the Lead Servicing Agreement, each of the Controlling Note Holder, the Controlling Note Holder Representative, the Non-Controlling Note Holder and the Non-Controlling Note Holder Representative shall be permitted to bid at any sale of the Mortgage Loan unless such Person is the Mortgage Loan Borrower or an agent or Affiliate of the Mortgage Loan Borrower.

Each Non-Lead Securitization Note Holder hereby appoints the Lead Securitization Note Holder as its agent, and grants to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of its Note. Each Non-Lead Securitization Note Holder further agrees that, upon the request of the Lead Securitization Note Holder, such Non-Lead Securitization Note Holder shall execute and deliver to or at the direction of the Lead Securitization Note Holder such powers of attorney or other instruments as the Lead Securitization Note Holder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver the original Non-Lead Securitization Note, endorsed in blank, to or at the direction of the Lead Securitization Note Holder in connection with the consummation of any such sale.

The authority of the Lead Securitization Note Holder to sell a Non-Lead Securitization Note, and the obligations of any other Note Holder to execute and deliver instruments or deliver the related Note upon request of the Lead Securitization Note Holder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization Note is repurchased by the Note Holder that sold the Lead Securitization Note into the Lead Securitization from the trust fund established under the Lead Servicing Agreement in connection with a material breach of representation or warranty made by such Note Holder with respect to the Lead Securitization Note or material document defect with respect to the documents delivered by such Note Holder with respect to the Lead Securitization Note upon the consummation of the Lead Securitization. The preceding sentence shall not be construed to grant to any Non-Lead Securitization Note Holder the benefit of any representation or warranty made by the Note Holder that sold the Lead Securitization Note into the Lead Securitization or any document delivery obligation imposed on such Note Holder under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by such Note Holder in connection with the Lead Securitization.

(b)               The administration of the Mortgage Loan shall be governed by this Agreement and the Lead Servicing Agreement. To the extent that any provision in this Agreement conflicts with any provision in the Lead Servicing Agreement, the provisions in this Agreement shall control. The servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan (or to the extent otherwise provided in the Lead Servicing Agreement), by the Special Servicer, in each case pursuant to the Lead Servicing Agreement. Notwithstanding anything to the contrary contained herein, in accordance with the Lead Servicing Agreement, the Lead Securitization Note Holder shall cause the Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of both Note Holders as a collective whole. The Note Holders agree to be bound by the terms of the Lead Servicing Agreement. All rights and obligations of the Lead Securitization Note Holder

30

described hereunder may be exercised by the Master Servicer, the Special Servicer, the Certificate Administrator and/or the Trustee on behalf of the Lead Securitization Note Holder. The Lead Servicing Agreement shall not be amended in any manner that may adversely affect any Non-Lead Securitization Note Holder in its capacity as Non-Lead Securitization Note Holder. Each Non-Lead Securitization Note Holder (unless it is the same Person as or an Affiliate of the Mortgage Loan Borrower) shall be a third-party beneficiary to the Lead Servicing Agreement with respect to their rights as specifically provided for therein.

(c)               The Controlling Note Holder (or its Controlling Note Holder Representative) shall have, with respect to the Mortgage Loan, all of the same rights and powers of the Controlling Class Representative under the Lead Servicing Agreement with respect to the other mortgage loans included in the Lead Securitization, without limitation, the right to consent and/or consult regarding Major Decisions and other servicing matters, the right to advise (1) the Special Servicer with respect to all Specially Serviced Loans and (2) the Special Servicer with respect to non-Specially Serviced Loans as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and the right to direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Class Representative may deem advisable or as to which provision is otherwise made therein, in each case subject to the terms and conditions of the Lead Servicing Agreement.

(d)               Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be required (i) to provide copies of any notice, information and report that it is required to provide to the Lead Securitization Subordinate Class Representative pursuant to the Lead Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, to the Non-Controlling Note Holder (or the master servicer of Non-Lead Securitization on its behalf), within the same time frame it is required to provide to the Lead Securitization Subordinate Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the Lead Securitization Subordinate Class Representative under the Lead Servicing Agreement due to the existence of a Control Termination Event or a Consultation Termination Event) and (ii) to consult with the Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to such Non-Controlling Note Holder (or the master servicer of Non-Controlling Note Securitization on its behalf) by the Lead Securitization Note Holder of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Lead Securitization Subordinate Class Representative, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall no longer be obligated to consult with such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative), whether or not such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) has responded within such ten (10) Business

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Day period (unless, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the Non-Controlling Note Holders (or the Non-Controlling Note Holder Representative) set forth in the immediately preceding sentence, the Lead Securitization Note Holder (or Master Servicer or Special Servicer, acting on its behalf) may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Lead Securitization Note Holder (or Master Servicer or Special Servicer, as applicable) determines that immediate action with respect thereto is necessary to protect the interests of the Note Holders. In no event shall the Lead Securitization Note Holder (or Master Servicer or Special Servicer, acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or the Non-Controlling Note Holder Representative).

In addition to the consultation rights of the Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) provided in the immediately preceding paragraph, the Non-Controlling Note Holder shall have the right to attend annual meetings (either telephonically or in person, in the discretion of the Servicer) with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) at the offices of the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed; provided that the Non-Controlling Note Holder, at the request of the Master Servicer or the Special Servicer, as applicable, shall execute a confidentiality agreement in form and substance satisfactory to it, the Master Servicer or the Special Servicer, as applicable, and the Lead Securitization Note Holder.

(e)               If any Note is included as an asset of a real estate mortgage investment conduit (a “REMIC”), within the meaning of Section 860D(a) of the Code, then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Note Holders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of the pro rata share of each Note Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Note Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three (3) months after the startup day of the REMIC which includes the Notes (or any portion thereof). Each Note Holder agrees that the provisions of this paragraph shall be effected by compliance with any REMIC provisions in the Lead Servicing Agreement relating to the administration of the Mortgage Loan.

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Anything herein or in the Lead Servicing Agreement to the contrary notwithstanding, in the event that one of the Notes is included in a REMIC and any other is not, such other Note Holder shall not be required to reimburse such Note Holder or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to any other Note Holder be reduced to offset or make-up any such payment or deficit.

Section 6.                Appointment of Controlling Note Holder Representative and Non-Controlling Note Holder Representative.

(a)               The Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Controlling Note Holder Representative”). The Controlling Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Note Holder Representative in accordance with the terms of the Lead Servicing Agreement. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Note Holder may, at its option, in each case, act through the Controlling Note Holder Representative. The Controlling Note Holder Representative may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Note Holder, any officer or employee of the Controlling Note Holder, any affiliate of the Controlling Note Holder or any other unrelated third party. No such Controlling Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Note Holder). All actions that are permitted to be taken by the Controlling Note Holder under this Agreement may be taken by the Controlling Note Holder Representative acting on behalf of the Controlling Note Holder. No Servicer, Operating Advisor, Trustee or Certificate Administrator acting on behalf of the Lead Securitization Note Holder shall be required to recognize any Person as a Controlling Note Holder Representative until the Controlling Note Holder has notified each Servicer, Operating Advisor, Trustee and Certificate Administrator of such appointment and, if the Controlling Note Holder Representative is not the same Person as the Controlling Note Holder, the Controlling Note Holder Representative provides each Servicer, Operating Advisor, Trustee, Asset Representations Reviewer and Certificate Administrator with written confirmation of its acceptance of such appointment, an address and contact information for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses and contact information). The Controlling Note Holder shall promptly deliver such information to each Servicer, Operating Advisor, Asset Representations Reviewer, Trustee and Certificate Administrator. So long as no Consultation Termination Event is in effect pursuant to the terms of the Lead Servicing Agreement, the Controlling Note Holder Representative shall be the Lead Securitization Subordinate Class Representative.

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(b)               Neither the Controlling Note Holder Representative nor the Controlling Note Holder shall have any liability to any other Note Holder or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder Representative and the Controlling Note Holder (whether acting in place of the Controlling Note Holder Representative when no Controlling Note Holder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to the Controlling Note Holder hereunder) may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over any other Note Holder, and that the Controlling Note Holder Representative may have special relationships and interests that conflict with the interests of a Note Holder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Note Holder Representative or the Controlling Note Holder, as the case may be, agree to take no action against the Controlling Note Holder Representative, the Controlling Note Holder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Note Holder Representative nor the Controlling Note Holder shall be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

(c)               The Non-Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Non-Controlling Note Holder Representative”). All of the provisions relating to the Controlling Note Holder and the Controlling Note Holder Representative set forth in Section 6(a) (except those contained in the last sentence thereof) and Section 6(b) shall apply to the Non-Controlling Note Holder and the Non-Controlling Note Holder Representative mutatis mutandis. The Non-Controlling Note Holder Representative as of the date of this Agreement and until the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) is notified otherwise, shall be the Initial Note A-2 Holder.

(d)               The Controlling Note Holder shall be entitled to exercise the rights and powers granted to the Lead Securitization Note hereunder and the rights and powers granted to the “Controlling Class Representative” or similar party under, and as defined in, the Lead Servicing Agreement with respect to the Mortgage Loan. In addition, subject to the terms of the Lead Servicing Agreement, the Controlling Note Holder shall be entitled to advise (1) the Special Servicer with respect to all matters related to a “Specially Serviced Mortgage Loan” (as defined in the Lead Servicing Agreement) and (2) the Special Servicer with respect to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and, except as set forth below (i) the Master Servicer shall not be permitted to implement any Major Decision unless it has obtained the prior written consent of the Special Servicer and (ii) the Special Servicer shall not be permitted to consent to the Master Servicer’s implementing any Major Decision, nor shall the Special Servicer itself be permitted to implement any Major Decision as to which the Controlling Note Holder has objected in writing within ten (10) Business

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Days (or 30 days with respect to an Acceptable Insurance Default if so provided for in the Lead Servicing Agreement) after receipt of the written recommendation and analysis and such additional information requested by the Controlling Note Holder as may be necessary in the reasonable judgment of the Controlling Note Holder in order to make a judgment with respect to such Major Decision. The Controlling Note Holder may also direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Note Holder may deem advisable.

If the Controlling Note Holder fails to notify the Special Servicer of its approval or disapproval of any proposed Major Decision within ten (10) Business Days (or 30 days with respect to an Acceptable Insurance Default if so provided in the Lead Servicing Agreement) after delivery to the Controlling Note Holder by the applicable Servicer of written notice of a proposed Major Decision together with any information requested by the Controlling Note Holder as may be necessary in the reasonable judgment of the Controlling Note Holder in order to make a judgment, then upon the expiration of such ten (10) Business Day (or 30 days with respect to an Acceptable Insurance Default if so provided in the Lead Servicing Agreement) period, such Major Decision shall be deemed to have been approved by the Controlling Note Holder.

In the event that the Special Servicer or Master Servicer (in the event the Master Servicer is otherwise authorized by the Lead Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Controlling Note Holder, prior to the occurrence and continuance of a Control Event pursuant to the Lead Servicing Agreement (or consultation with the Controlling Note Holder after the occurrence and during the continuance of a Control Event, but prior to the occurrence of a Consultation Termination Event (as defined in the Lead Servicing Agreement)), is necessary to protect the interests of the Note Holders (as a collective whole) and the Special Servicer has made a reasonable effort to contact the Controlling Note Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Note Holder’s response.

No objection contemplated by the preceding paragraphs may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of the Mortgage Loan Documents, applicable law, the Lead Servicing Agreement, this Agreement, the REMIC provisions of the Code or the Master Servicer or Special Servicer’s obligation to act in accordance with the Servicing Standard or materially expand the scope of responsibilities of any of the Master Servicer or Special Servicer, as applicable.

The Controlling Note Holder shall have no liability to any other Note Holder or any other party for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over any other Note Holder, and that the Controlling Note Holder may have special relationships and interests that conflict with the interests of another Note Holder and, absent willful misconduct, bad faith or gross negligence on the part of the Controlling Note Holder agree to take no action against the Controlling Note Holder or any of its officers,

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directors, employees, principals or agents as a result of such special relationships or interests, and that the Controlling Note Holder shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

Section 7.                Appointment of Special Servicer. Subject to the terms of the Lead Servicing Agreement, the Controlling Note Holder (or its Controlling Note Holder Representative) shall have the right at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the Mortgage Loan and appoint a replacement Special Servicer in lieu thereof. Any designation by the Controlling Note Holder (or its Controlling Note Holder Representative) of a Person to serve as Special Servicer shall be made by delivering to each other Note Holder, the Master Servicer, the then existing Special Servicer and other parties to the Lead Servicing Agreement a written notice stating such designation and satisfying the Required Special Servicer Rating and the other conditions to such replacement as set forth in the Lead Servicing Agreement (including, without limitation, a Rating Agency Confirmation, if required by the terms of the Lead Servicing Agreement), if any. The Controlling Note Holder shall be solely responsible for any expenses incurred in connection with any such replacement without cause. The Controlling Note Holder shall notify the other parties hereto of its termination of the then currently serving Special Servicer and its appointment of a replacement Special Servicer in accordance with this Section 7. If the Controlling Note Holder has not appointed a Special Servicer with respect to the Mortgage Loan as of the consummation of the securitization under the Lead Servicing Agreement, then the initial Special Servicer designated in the Lead Servicing Agreement shall serve as the initial Special Servicer but this shall not limit the right of the Controlling Note Holder (or its Controlling Note Holder Representative) to designate a replacement Special Servicer for the Mortgage Loan as aforesaid. If a Servicer Termination Event on the part of the Special Servicer has occurred that affects a Non-Controlling Note Holder, such Non-Controlling Note Holder shall have the right to direct the Trustee (or at any time that the Mortgage Loan is no longer included in a Securitization Trust, the Controlling Note Holder) to terminate the Special Servicer under the Lead Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced) solely with respect to the Mortgage Loan pursuant to and in accordance with the terms of the Lead Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced). The Controlling Note Holder and the Non-Controlling Note Holder acknowledge and agree that any successor special servicer appointed to replace the Special Servicer with respect to the Mortgage Loan that was terminated for cause at the Non-Controlling Note Holder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of the Non-Controlling Note Holder. The Non-Controlling Note Holder shall be solely responsible for reimbursing the Trustee’s or the Controlling Note Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the Trustee, that would otherwise be reimbursed to the Trustee from amounts on deposit in the Collection Account or Companion Distribution Account.

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Section 8.                Payment Procedure.

(a)               The Lead Securitization Note Holder, in accordance with the priorities set forth in Section 3 and subject to the terms of the Lead Servicing Agreement, shall deposit or cause to be deposited all payments allocable to the Notes to the Collection Account or Companion Distribution Account pursuant to and in accordance with the Lead Servicing Agreement. The Lead Securitization Note Holder (or the Master Servicer acting on its behalf) shall deposit such amounts to the applicable account within two (2) Business Days after receipt of properly identified funds by the Lead Securitization Note Holder (or the Master Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower.

(b)               If the Lead Securitization Note Holder (or the Servicer on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of any Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to the Lead Securitization Note Holder, a Non-Lead Securitization Note Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Note Holder shall not be required to distribute any portion thereof to the Non-Lead Securitization Note Holders and each Non-Lead Securitization Note Holder shall promptly on demand by the Lead Securitization Note Holder repay to the Lead Securitization Note Holder any portion thereof that the Lead Securitization Note Holder shall have theretofore distributed to such Non-Lead Securitization Note Holder, together with interest thereon at such rate, if any, as the Lead Securitization Note Holder shall have been required to pay to any Mortgage Loan Borrower, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)               If, for any reason, the Lead Securitization Note Holder (or the Servicer on its behalf) makes any payment to a Non-Lead Securitization Note Holder before the Lead Securitization Note Holder (or the Servicer on its behalf) has received the corresponding payment (it being understood that the Lead Securitization Note Holder (or the Servicer on its behalf) is under no obligation to do so), and the Lead Securitization Note Holder (or the Servicer on its behalf) does not receive the corresponding payment within five (5) Business Days of its payment to such Non-Lead Securitization Note Holder, such Non-Lead Securitization Note Holder shall, at the Lead Securitization Note Holder’s request, promptly return that payment to the Lead Securitization Note Holder.

(d)               Each Note Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it shall promptly remit such excess to the applicable Note Holder, subject to this Agreement and the Lead Servicing Agreement. The Lead Securitization Note Holder shall have the right to offset any amounts due hereunder from any Non-Lead Securitization Note Holder with respect to the Mortgage Loan against any future payments due to such Non-Lead Securitization Note Holder under the Mortgage Loan. Such Non-Lead Securitization Note Holder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.                Limitation on Liability of the Note Holders. Subject to the terms of the Lead Servicing Agreement governing servicer liability, no Note Holder shall have any liability

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to any other Note Holder with respect to its Note except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Note Holder.

The Note Holders acknowledge that, subject to the obligation of the Lead Securitization Note Holder (including any Servicer and the Trustee) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Securitization Note Holder (including any Servicer and the Trustee) may exercise, or omit to exercise, any rights that the Lead Securitization Note Holder may have under the Lead Servicing Agreement in a manner that may be adverse to the interests of any Non-Lead Securitization Note Holder and that the Lead Securitization Note Holder (including any Servicer and the Trustee) shall have no liability whatsoever to any Non-Lead Securitization Note Holder in connection with the Lead Securitization Note Holder’s exercise of rights or any omission by the Lead Securitization Note Holder to exercise such rights other than as described above; provided, however, that the Servicer must act in accordance with the Servicing Standard and the express terms of this Agreement and the Lead Servicing Agreement.

Section 10.            Bankruptcy. Subject to Section 5(c), each Note Holder hereby covenants and agrees that only the Lead Securitization Note Holder has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Each Note Holder further agrees that only the Lead Securitization Note Holder, and not a Non-Lead Securitization Note Holder, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Note Holders hereby appoint the Lead Securitization Note Holder as their agent, and grant to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to any Non-Lead Securitization Note Holder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Note Holders hereby agree that, upon the request of the Lead Securitization Note Holder, each Non-Lead Securitization Note Holder shall execute, acknowledge and deliver to the Lead Securitization Note Holder all and every such further deeds, conveyances and instruments as the Lead Securitization Note Holder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 11.            Representations of the Note Holders. Each Note Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such

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Note Holder’s charter or any law or contractual restriction binding upon such Note Holder, and that this Agreement is the legal, valid and binding obligation of such Note Holder enforceable against such Note Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Note Holder represents and warrants that it is duly organized, validly existing, in good standing and in possession of all licenses and authorizations necessary to carry on its business. Each Note Holder represents and warrants that (a) this Agreement has been duly executed and delivered by such Note Holder, (b) to such Note Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Note Holder have been obtained or made and (c) to such Note Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Note Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 12.            No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between the Note Holders as a partnership, association, joint venture or other entity. No Note Holder shall have any obligation whatsoever to offer to any other Note Holder the opportunity to purchase a participation interest in any future loans originated by such Note Holder or its Affiliates and if any Note Holder chooses to offer to another Note Holder the opportunity to purchase a participation interest in any future mortgage loans originated by such Note Holder or its Affiliates, such offer shall be at such purchase price and interest rate as such Note Holder chooses, in its sole and absolute discretion. No Note Holder shall have any obligation whatsoever to purchase from any other Note Holder a participation interest in any future loans originated by such Note Holder or its Affiliates.

Section 13.            Other Business Activities of the Note Holders. Each Note Holder acknowledges that each other Note Holder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 14.            Sale of the Notes.

(a)               Each Note Holder agrees that it shall not sell, assign, transfer, pledge, syndicate, participate, hypothecate, contribute, encumber or otherwise dispose (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repo financing or a Pledge in accordance with Section 14(d) hereof) of a Note (a “Transfer”) except to a Qualified Institutional Lender. Promptly after the Transfer, except with

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respect to any Transfer between Argentic and its respective Affiliates, the non-transferring Note Holder shall be provided with (x) a representation from a transferee or the applicable Note Holder certifying that such transferee is a Qualified Institutional Lender (except in the case of a Transfer to a Securitization (and the related pooling and servicing or similar agreement requires the parties thereto to comply with this Agreement) or in accordance with the immediately following sentence) and (y) a copy of the assignment and assumption agreement referred to in Section 15. If a Note Holder intends to Transfer its respective Note, or any portion thereof, to an entity that is not a Qualified Institutional Lender, it must first obtain (1) prior to a Securitization, the consent of the non-transferring Note Holder or (2) after a Securitization of such non-transferring Note Holder’s Note, Rating Agency Confirmation. Notwithstanding the foregoing, without the non-transferring Note Holder’s prior consent (which shall not be unreasonably withheld), and, if such non-transferring Note Holder’s Note is held in a Securitization Trust, without Rating Agency Confirmation, no Note Holder shall Transfer all or any portion of its Note (or a participation interest in such Note) to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The transferring Note Holder agrees that it shall pay the expenses of the non-transferring Note Holder (including all expenses of the Master Servicer, the Special Servicer and the Trustee) and all expenses relating to the confirmation from the Rating Agencies in connection with any such Transfer. Notwithstanding the foregoing, each Note Holder shall have the right, without the need to obtain the consent of any other Note Holder, the Rating Agencies or any other Person, to Transfer 49% or less (in the aggregate) of its Note or any beneficial interest in its Note. None of the provisions of this Section 14(a) shall apply in the case of (1) a sale of all Notes together in accordance with the terms and conditions of the Lead Servicing Agreement or (2) a transfer by the Special Servicer, in accordance with the terms and conditions of the Lead Servicing Agreement, of the Mortgage Loan or the Mortgaged Property, upon the Mortgage Loan becoming a Defaulted Mortgage Loan, to a single member limited liability or limited partnership, 100% of the equity interest in which is owned directly or indirectly, through one or more single member limited liability companies or limited partnerships, by the Lead Securitization Trust.

For the purposes of this Agreement, if any Rating Agency shall, in writing, waive, decline or refuse to review or otherwise engage any request for a confirmation hereunder from such Rating Agency that a proposed action will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization, such waiver, declination, or refusal shall be deemed to eliminate, for such request only, the condition that such confirmation by such Rating Agency (only) be obtained for purposes of this Agreement. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for such confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for such Rating Agency confirmation hereunder and the condition for such Rating Agency confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

(b)               In the case of any Transfer of a participation interest in any of the Notes, (i) the respective Note Holders’ obligations under this Agreement shall remain unchanged, (ii) such Note Holders shall remain solely responsible for the performance of such obligations, and (iii) the Lead Securitization Note Holder and any Persons acting on its behalf shall continue

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to deal solely and directly with such Note Holder in connection with such Note Holder’s rights and obligations under this Agreement and the Lead Servicing Agreement, and all amounts payable hereunder shall be determined as if such Note Holder had not sold such participation interest.

(c)               Notwithstanding any other provision hereof, any Note Holder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit facility to such Note Holder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 14(c), it being further agreed that a financing provided by a Note Pledgee to a Note Holder or any person which Controls such Note that is secured by its Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without a Rating Agency Confirmation. Upon written notice by the applicable Note Holder to each other Note Holder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each other Note Holder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give the Note Pledgee written notice of any default by the pledging Note Holder in respect of its obligations under this Agreement of which default such Note Holder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Note Holder in respect of its obligations to each other Note Holder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Note Holder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Note Holder; (v) that such other Note Holder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Note Holder; and (vi) that, upon written notice (a “Redirection Notice”) to each other Note Holder and any Servicer by such Note Pledgee that the pledging Note Holder is in default, beyond any applicable cure periods, under the pledging Note Holder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Note Holder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Note Holder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Note Holder or Servicer would otherwise be obligated to pay to the pledging Note Holder from time to time pursuant to this Agreement or the Lead Servicing Agreement. Any pledging Note Holder hereby unconditionally and absolutely releases each other Note Holder and any Servicer from any liability to the pledging Note Holder on account of such other Note Holder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or such other Note Holder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Note Holder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Note Holders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender

41

at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Note Holder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Note Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 14(c) shall remain effective as to any Note Holder (and any Servicer) unless and until such Note Pledgee shall have notified any such Note Holder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(d)               Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Note Holder then such Note Holder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)                                The loan (the “Conduit Inventory Loan”) made by the Conduit to such Note Holder to finance the acquisition and holding of its Note requires a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)                            The Conduit Credit Enhancer is a Qualified Institutional Lender;

(iii)                        Such Note Holder pledges its interest in its Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)                         The Conduit Credit Enhancer and the Conduit agree that, if such Note Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Note Holder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Note Holder’s Note to the Conduit Credit Enhancer; and

(v)                            Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not without obtaining a Rating Agency Confirmation from each Rating Agency have any greater right to acquire the interests in the Note pledged by such Note Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 15.            Registration of the Notes and Each Note Holder. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in this Section 15, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Initial Note Holders, who may hold their Notes through a nominee. Upon request of a

42

Note Holder (including a Servicer on its behalf), the Agent shall provide such party with the names and addresses of each other Note Holder. To the extent the Trustee or another party is appointed as Agent hereunder, each Note Holder hereby designates such person as its agent under this Section 15 solely for purposes of maintaining the Note Register.

In connection with any Transfer of a Note (but excluding (x) any participant, (y) any Pledgee unless and until it realizes on its Pledge and (z) any Transfer between Argentic and its respective Affiliates), a transferee shall execute an assignment and assumption agreement (unless the transferee is a Securitization Trust and the related pooling and servicing agreement requires the parties thereto to comply with this Agreement), whereby such transferee assumes all of the obligations of the applicable Note Holder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the applicable restriction on Transfers set forth in Section 14, from and after the date of such assignment. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 14 and this Section 15. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Note Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and each other Note Holder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement.

Section 16.            Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 17.            Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)               SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)               CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY

43

SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)               AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)               AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 18.            Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Note Holder. Additionally, for as long as any Note is contained in a Securitization Trust, the Note Holders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation from each Rating Agency then rating securities backed by a Note; provided that no such Rating Agency Confirmation shall be required in connection with a modification or amendment (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions of this Agreement, the Lead Servicing Agreement or the final disclosure documents relating to the Lead Securitization, or (iii) entered into pursuant to Section 31 of this Agreement.

Section 19.            Successors and Assigns; Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided herein, including without limitation, with respect to the Trustee, Certificate Administrator, Master Servicer, Special Servicer, Operating Advisor, Non-Lead Master Servicers, Non-Lead Special Servicers or Non-Lead Trustees, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 14 and Section 15, each Note Holder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Note Holder hereunder.

Section 20.            Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 21.            Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 22.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any

44

provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 23.            Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 24.            Withholding Taxes. (a) If the Lead Securitization Note Holder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to a Non-Lead Securitization Note Holder with respect to the Mortgage Loan as a result of such Non-Lead Securitization Note Holder constituting a Non-Exempt Person, the Lead Securitization Note Holder, in its capacity as servicer, shall be entitled to do so with respect to such Non-Lead Securitization Note Holder’s interest in such payment (all withheld amounts being deemed paid to such Note Holder), provided that the Lead Securitization Note Holder shall furnish such Non-Lead Securitization Note Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Non-Lead Securitization Note Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Non-Lead Securitization Note Holder is subject to tax.

(b)               Each Non-Lead Securitization Note Holder shall indemnify and hereby agrees to indemnify the Lead Securitization Note Holder against and hold the Lead Securitization Note Holder harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Note Holder to withhold Taxes from payment made to such Note Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Note Holder to the Lead Securitization Note Holder in connection with the obligation of the Lead Securitization Note Holder to withhold Taxes from payments made to such Note Holder, it being expressly understood and agreed that (i) the Lead Securitization Note Holder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) each Non-Lead Securitization Note Holder, upon request of the Lead Securitization Note Holder and at its sole cost and expense, shall defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization Note Holder.

(c)               Each Non-Lead Securitization Note Holder represents to the Lead Securitization Note Holder (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Note Holder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Non-Lead Securitization Note Holder shall deliver to the Lead Securitization Note Holder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Note Holder substantiating that such Note Holder is not a Non-Exempt Person and that the Lead

45

Securitization Note Holder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if a Note Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder an Internal Revenue Service Form W-9 and (ii) if a Note Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Note Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Note Holder, as evidence of such Note Holder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Note Holder shall not be obligated to make any payment hereunder with respect to any Non-Lead Securitization Note or otherwise until the related Non-Lead Securitization Note Holder shall have furnished to the Lead Securitization Note Holder requested forms, certificates, statements or documents.

Section 25.           Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than the Non-Lead Securitization Note) (a) prior to the Lead Securitization shall be held by the Initial Agent and (b) after the Lead Securitization, shall be held by the Lead Securitization Note Holder (in the name of the Trustee and held by a duly appointed custodian therefor in accordance with the Lead Servicing Agreement), in each case, on behalf of the registered holders of the Notes. On or after the Non-Lead Securitization Date, the applicable Non-Lead Securitization Note shall be held in the name of the related Non-Lead Trustee (and held by a duly appointed custodian therefor) on behalf of the related Non-Lead Securitization Note Holder.

Section 26.            Cooperation in Securitization.

(a)               Each Note Holder acknowledges that any Note Holder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, at the request of the Lead Securitization Note Holder, each Non-Lead Securitization Note Holder shall use reasonable efforts, at Lead Securitization Note Holder’s expense, to satisfy, and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which the Lead Securitization Note Holder customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization, including, entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, that either in connection with the Lead Securitization or otherwise at any time prior to the Lead Securitization, no Non-Lead Securitization Note Holder shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such

46

modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments to, such Non-Lead Securitization Note Holder or (ii) materially increase such Non-Lead Securitization Note Holder’s obligations or materially decrease such Non-Lead Securitization Note Holder’s rights, remedies or protections. In connection with the Lead Securitization, each Non-Lead Securitization Note Holder agrees to provide for inclusion in any disclosure document relating to the Lead Securitization such information concerning such Non-Lead Securitization Note Holder and the related Non-Lead Securitization Note as the Lead Securitization Note Holder reasonably determines to be necessary or appropriate, and each Non-Lead Securitization Note Holder covenants and agrees that it shall, at the Lead Securitization Note Holder’s expense, cooperate with the reasonable requests of each Rating Agency and Lead Securitization Note Holder in connection with the Lead Securitization (including, without limitation, reasonably cooperating with the Lead Securitization Note Holder (without any obligation to make additional representations and warranties) to enable the Lead Securitization Note Holder to make all necessary certifications and deliver all necessary opinions (including customary securities law opinions) in connection with the Mortgage Loan and the Lead Securitization), as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to each Non-Lead Securitization Note Holder and the related Non-Lead Securitization Note in any Securitization document. Each Non-Lead Securitization Note Holder acknowledges that the information provided by it to the Lead Securitization Note Holder may be incorporated into the offering documents for the Lead Securitization. The Lead Securitization Note Holder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, each Non-Lead Securitization Note Holder. The Lead Securitization Note Holder shall reasonably cooperate with the Non-Lead Securitization Note Holder by providing all information reasonably requested that is in the Lead Securitization Note Holder’s possession in connection with such Non-Lead Securitization Note Holder’s preparation of disclosure materials in connection with a Securitization.

Upon request, the Lead Securitization Note Holder shall deliver to a Non-Lead Securitization Note Holder drafts of the preliminary and final Lead Securitization offering memoranda, prospectus supplement, free writing prospectus and any other disclosure documents and the Lead Servicing Agreement and provide reasonable opportunity to review and comment on such documents.

Section 27.            Notices. All notices required hereunder shall be given by (i) telephone (confirmed promptly in writing) or shall be in writing and personally delivered, (ii) sent by electronic mail (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

Section 28.            Broker. Each Note Holder represents to each other that no broker was responsible for bringing about this transaction.

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Section 29.            Certain Matters Affecting the Agent.

(a)               The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 14 and Section 15;

(b)               The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)               The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Note Holder pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)               The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Securities Act of 1933, as amended, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)               The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 15;

(f)                The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

(g)               The Agent represents and warrants that it is a Qualified Institutional Lender.

Section 30.            Termination and Resignation of Agent.

(a)               The Agent may be terminated at any time upon ten (10) days prior written notice from the Lead Securitization Note Holder. In the event that the Agent is terminated pursuant to this Section 30, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

(b)               The Agent may resign at any time on ten (10) days’ prior notice, so long as a successor Agent, reasonably satisfactory to the Note Holders (it being agreed that a Servicer, the Trustee or a Certificate Administrator in a Securitization is satisfactory to the Note Holders), has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. Argentic, as Initial Agent, may transfer its rights and obligations to a Servicer, the Trustee or the Certificate Administrator, as successor Agent, at any time without the consent of any Note Holder. Notwithstanding the foregoing, Note Holders hereby agree that, simultaneously with the closing of the Lead Securitization, the Certificate Administrator shall be deemed to have been

48

automatically appointed as the successor Agent under this Agreement in place of Argentic without any further notice or other action. The termination or resignation of such Certificate Administrator, as Certificate Administrator under the Lead Servicing Agreement, shall be deemed a termination or resignation of such Certificate Administrator as Agent under this Agreement.

Section 31.            Resizing. Notwithstanding any other provision of this Agreement, for so long as Argentic or an affiliate thereof (a “Resizing Entity”) is the owner of a Note or a portion thereof that has not been sold pursuant to a Securitization (such Note or portion thereof, the “Owned Note”), such Resizing Entity shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the principal of the Owned Note to such New Notes; or severing the Owned Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of the Owned Note, provided that:

(i)                                the aggregate principal balance of all outstanding New Notes following such amendments is no greater than the aggregate principal of the Owned Note prior to such amendments,

(ii)                            all Notes continue to have the same weighted average interest rate as the Notes prior to such amendments,

(iii)                         all Notes pay pro rata and on a pari passu basis and such reallocated or component notes shall be automatically subject to the terms of this Agreement,

(iv)                         the Resizing Entity holding the New Notes shall notify the Lead Securitization Note Holder, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in writing of such modified allocations and principal amounts, and

(v)                            the execution of such amendments and New Notes does not violate the Servicing Standard.

If the Lead Securitization Note Holder so requests, the Resizing Entity holding the New Notes (and any subsequent holder of such Notes) shall execute a confirmation of the continuing applicability of this Agreement to the New Notes, as so modified. Except for the foregoing reallocation and for modifications pursuant to the Lead Servicing Agreement (as discussed in Section 5), no Note may be modified or amended without the consent of its holder and the consent of the holder of each other Note. In connection with the foregoing (provided the conditions set forth in (i) through (v) above are satisfied, with respect to (i) through (iv), as certified by the Resizing Entity, on which certification the Master Servicer can rely), the Master Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and this Agreement on behalf of any or all of the Note Holders, as applicable, solely for the purpose of reflecting such reallocation of principal. If more than one New Note is created hereunder, for purposes of exercising the rights of the Non-Controlling Note Holder hereunder, the “Non-Controlling Note Holder” of such New Notes shall be as provided in the definition of such term in this Agreement. If the Controlling Note is involved in any resizing contemplated by this Section

49

31, the applicable Note Holder shall be entitled to designate any one of the related New Notes as the Controlling Note, and the definitions of “Controlling Note” and “Controlling Note Holder” shall be deemed to have been revised accordingly. For the avoidance of doubt, the parties agree and acknowledge that a modification or amendment to this Agreement shall not be required in connection with the exercise of any rights under this Section 31.

Section 32.            Statement of Intent. The Agent and each Note Holder intend that the Notes be classified and maintained as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties shall not take any action inconsistent with such classification. It is neither the purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation among the parties.

Section 33.            Not a Security. No Note shall be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Initial Note Holders have caused this Agreement to be duly executed as of the day and year first above written.

AREF 2 WH BC LLC, a Delaware limited liability company, as Initial Note A-1 Holder

By:	Argentic Investment Management LLC, its investment manager

	By:	/s/ Ryan Supple
Name: Ryan Supple
Title: Authorized Signatory

AREF 2 WH BC LLC, a Delaware limited liability company, as Initial Note A-2 Holder

By:	Argentic Investment Management LLC, its investment manager

	By:	/s/ Ryan Supple
Name: Ryan Supple
Title: Authorized Signatory
(Co-Lender Agreement-- Westroads Mall)

AREF 2 WH BC LLC, a Delaware limited liability company, as Initial Note A-3 Holder

By:	Argentic Investment Management LLC, its investment manager

	By:	/s/ Ryan Supple
Name: Ryan Supple
Title: Authorized Signatory

AREF 2 WH BC LLC, a Delaware limited liability company, as Initial Note A-4 Holder

By:	Argentic Investment Management LLC, its investment manager

	By:	/s/ Ryan Supple
Name: Ryan Supple
Title: Authorized Signatory
(Co-Lender Agreement-- Westroads Mall)

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Description of Mortgage Loan

Mortgage Loan Borrower:	Westroads Mall L.L.C.
Mortgage Loan Guarantor:	BPR-FF JV LLC
Date of Mortgage Loan:	May 13, 2026
Date of Notes:	June 18, 2026
Original Principal Amount of Mortgage Loan:	$67,000,000
Principal Amount of Mortgage Loan as of the date hereof:	$67,000,000
Initial Note A-1 Principal Balance:	$40,000,000
Initial Note A-2 Principal Balance:	$12,000,000
Initial Note A-3 Principal Balance:	$9,000,000
Initial Note A-4 Principal Balance:	$6,000,000
Location of Mortgaged Property:	10000 California Street, Omaha, Nebraska 68114
Initial Maturity Date:	June 6, 2031

A-1

EXHIBIT B

Initial Note A-1 Holder, Initial Note A-2 Holder, Initial Note A-3 Holder and Initial Note A-4 Holder:

(Prior to Securitization of Note A-1, Note A-2, Note A-3 or Note A-4, as applicable):

AREF 2 WH BC LLC

Notice Address:
AREF 2 WH BC LLC
31 West 27th Street, 12th Floor

New York, New York 10001
Attention: Michael Schulte

with a copy to:

Dechert LLP
300 South Tryon Street, Suite 800
Charlotte, North Carolina 28202
Attention: Stewart McQueen

B-1

EXHIBIT C

PERMITTED FUND MANAGERS

1.	AllianceBernstein
2.	Apollo Real Estate Advisors
3.	Archon Capital, L.P.
4.	Artemis Real Estate Partners
5.	BlackRock, Inc.
6.	The Blackstone Group
7.	Capital Trust
8.	Clarion Partners
9.	Colony Capital, Inc.
10.	DLJ Real Estate Capital Partners
11.	Dune Real Estate Partners
12.	Eightfold Real Estate Capital, L.P.
13.	Fortress Investment Group, LLC
14.	Hudson Advisors
15.	iStar Financial Inc.
16.	JER Partners
17.	Land-Lease Real Estate Investments
18.	Lonestar Opportunity Funds
19.	Normandy Real Estate Partners
20.	Praedium Group
21.	Raith Capital Partners
22.	Rialto Capital Management LLC
23.	Rialto Capital Advisors LLC
24.	Rockwood
25.	RREEF Funds
26.	Starwood Financial Trust
27.	Torchlight Investors, LLC
28.	Walton Street Capital, LLC
29.	Westbrook Partners
30.	Whitehall Street Real Estate Fund, L.P.

C-1